                         AMENDMENT NO. 9 TO CONTRACT
                                   BETWEEN
                            DIRECTSAT CORPORATION
                            (HEREINAFTER "BUYER")
                                     and
                         MARTIN MARIETTA CORPORATION
                         (HEREINAFTER "CONTRACTOR")


This Amendment is effective as of the 31st day of January 1995.

WITNESS THAT:

WHEREAS, DirectSat Corporation ("Buyer") and Martin Marietta Corporation ("Contractor"), mutually agree to amend the subject Contract to:

- --   revise TABLE OF CONTENTS;

- --   add ARTICLE 4A SPACECRAFT IN-ORBIT PAYMENT SECURITY;

- --   revise ARTICLE 10 PROGRESS MEETINGS, PRESENTATIONS, AND DOCUMENTATION
     DELIVERABLES;

- --   revise ARTICLE 19 CHANGES;

- --   revise the signature block.

NOW THEREFORE, in consideration of the mutual covenants and conditions contained herein, Buyer and Contractor agree to modify the Contract as follows:

                                   Preamble-1

The Table of Contents is revised to include ARTICLE 4A SPACECRAFT IN-ORBIT PAYMENT SECURITY.

Add ARTICLE 4A. as follows:

ARTICLE 4A.  SPACECRAFT IN-ORBIT PAYMENT SECURITY.

A. For purposes of Spacecraft Flight #1, and the first spacecraft flight constructed by another DISH Ltd. (f/k/a EchoStar Communications Corporation) (DISH) subsidiary (the First Two Flights), and not as a precedent for any other spacecraft flights, the In-Orbit payments, including the interest thereon, for the First Two Flights shall be secured by the following:

     1. Buyer will establish an irrevocable letter of credit from a reputable financial institution based upon the following schedule: (1) a $10,000,000 letter of credit shall be established 35 days prior to shipment of Spacecraft Flight #1 to the launch site, and (2) prior to December 1, 1999, the letter of credit shall be adjusted to cover the full amount of outstanding In-Orbit payments for the First Two Flights, including the interest thereon.

     2. DISH and Charles Ergen have executed an Agreement dated June 7, 1994, and attached hereto as Appendix B, whereby the next five direct broadcast satellites (DBS) procured by DISH or Charles Ergen, and any entity over which they exercise effective management control, will be purchased from Contractor under the terms and conditions set forth in the subject Contract.

     3. Charles Ergen has executed an Agreement, dated June 7, 1994, attached hereto as Appendix C, whereby Mr. Ergen agrees to place all of his preferred stock in DISH, including any stock dividends paid by DISH on such preferred stock, into an escrow arrangement to be held by a mutually agreeable escrow agent, with Contractor to pay all costs associated with that escrow.

     4. The identified guarantors have executed a Guarantee, dated June 7, 1994, attached hereto as Appendix D, covering the full amount of the In-Orbit payments for the First Two Flights.

     5. The other identified individuals have executed a Security Agreement, dated June 7, 1994, attached hereto as Appendix E, covering the full amount of the In-Orbit payments for the First Two Flights.

     6. Notwithstanding paragraph E. of ARTICLE 4, PAYMENT, the interest rate set forth therein shall increase to 12.875% immediately upon Buyer's default pursuant to ARTICLE 17, TERMINATION FOR DEFAULT.


                                       4-1

B. The sole purpose of this ARITCLE 4A is to define other adequate security for the In-Orbit payments for the First Two Flights. Thus, in the event of any conflict between this ARTICLE 4A and any other part of the subject Contract, except for paragraph E. of ARTICLE 4, such other part of the subject Contract shall take precedence over this ARTICLE 4A.

C. In addition to the security set forth above, the Contractor retains all of its rights to the Security set forth in paragraph F. of ARTICLE 4, PAYMENT.

D. Failure to make any payments required hereunder, or to post the required letter of credit or the taking of any action which restricts Contractor's unencumbered right to the Security set forth in paragraph F.1. of ARTICLE 4, PAYMENT, and in this ARTICLE 4A shall constitute a default by Buyer subject to the provisions of ARTICLE 17, TERMINATION FOR DEFAULT.






















                                       4-2

ARTICLE 10.  PROGRESS MEETINGS, PRESENTATIONS AND DOCUMENTATION DELIVERABLES.

DELETE the text of this ARTICLE in its entirety and replace it with:

A.   MEETINGS AND PRESENTATIONS

     In addition to any other meetings called for under the provisions of this Contract and without limitation thereto, Contractor shall provide the manpower, facilities, materials and support required to conduct the following periodic meetings and presentations:

1.   Informal Project Manager meetings.

2.   Technical Review meetings as determined by Contractor's Project Manager.

3.   Quarterly Summary Executive Reviews.

     Copies of view graphs or other documents utilized during these meetings shall be furnished or be made available to Buyer. Buyer's management personnel, as may be deemed appropriate by Buyer, shall be invited to the Quarterly Summary Executive Reviews. Contractor shall be represented by its Project Manager and such other personnel as are specifically required to support the particular presentation. All periodic meetings shall be held at Contractor's facility.

B.   DISTRIBUTION OF REPORTS

     All materials, reports and documentation furnished pursuant to this ARTICLE shall be the property of Buyer subject to the limitations set forth in
     ARTICLE 25, DISCLOSURE AND USE OF INFORMATION BY THE PARTIES, except that, Contractor or its subcontractors may retain copies for their own purposes, including the using of such materials and reports in the performance of other contracts.











                                    10 - 1

C.   CORRESPONDENCE

     All correspondence, including notices, reports and documentation deliverables, to be provided to Buyer or Contractor under this Contract shall be sent to Buyer or Contractor as follows:

     DirectSat Corporation           Martin Marietta Corporation, Astro Space
     90 Inverness Circle East        Division
     Englewood, CO 80112             P.O. Box 800
                                     Princeton, NJ 08543-0800
     Attention: Mr. C. Ergen         Attention: Mr. L.J. Kiefer
                Mr. D. Moskowitz

     Phone: 303-799-8222             Phone: 609-490-6228
     Telecopy: 303-799-6406          Telecopy: 609-490-3395


D. The only representatives of Buyer and Contractor authorized to sign contractual documents are:


     BUYER                                   CONTRACTOR
     Mr. C. Ergen                            Mr. R.T. McFall
     Mr. D. Moskowitz                        Mr. T.D. Sisley
                                             Mr. L.J. Kiefer
                                             Mr. P.H. Wiggett

Or others authorized by written              Or others authorized by written
delegation of the DirectSat Board            delegation of Mr. R.T. McFall
of Directors

















                                        10 - 2

ARTICLE 19.  CHANGES

DELETE the text of this ARTICLE and replace it with:

Buyer may, from time to time between the effective date and completion of this Contract, by written change order issued by Buyer, make changes within the general scope of this Contract in drawings, designs, specifications, method of shipment or packing, quantities of items to be furnished, place of delivery, postpone delivery, require additional work, or direct the mission of work. If any such change causes an increase or decrease in costs of, or the time required for, the performance of this Contract, an equitable adjustment shall be made in the price, or delivery schedule, or both, and any other affected provision, and this Contract shall be modified in writing accordingly. Any claim by Contractor for adjustment under this paragraph shall be deemed waived unless asserted in writing within thirty (30) days from the date of receipt by Contractor of the change order. The amount of the claim shall be stated when it is submitted, or at a later date, not to exceed sixty (60) days from the date for assertion of the claim, which later date shall be requested at the time of such submission. All changes and equitable adjustments pursuant to this ARTICLE shall be subject to negotiation between and approval by both Parties prior to the implementation of any such change. Except for Excusable Delays pursuant to ARTICLE 16, EXCUSABLE DELAYS, none of the Contract dates will change unless authorized by Mr. C. Ergen.
















                                     19 - 1

IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 8 to the Contract.

DIRECTSAT CORP0RATION                   MARTIN MARIETTA CORPORATION

By: /s/  DAVID K. MOSKOWITZ             By: /s/  PETER H. WIGGETT
   ----------------------------------      ----------------------------------
Title: Senior Vice President            Title: Director Contracts
                                               Astrospace Commercial

A termination of this Contract under ARTICLE 17 TERMINATION FOR DEFAULT, paragraph F, shall also entitle Contractor to terminate for default any contract between any DISH, Ltd. subsidiary and Martin Marietta Corporation which was in effect as of the 1st day of February 1994.

AGREED:

DISH, Ltd. (on behalf of its subsidiaries)



By: /s/  DAVID K. MOSKOWITZ
   ----------------------------------
    Senior Vice President



















                                     36-1